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                                                                     EXHIBIT 5.1


                               December 30, 1999



Unilab Corporation
18448 Oxnard Street
Tarzana, California 91356

               Re:  Unilab Corporation
                    12 3/4% Senior Subordinated Notes due 2009
                    Registration Statement on Form S-4
                    ------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Unilab Corporation, a Delaware corporation (the "Company"), in connection with the offering of $155,000,000 aggregate principal amount of the Company's 12 3/4% Senior Subordinated Notes due 2009 (the "Notes"). The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the outstanding 12 3/4% Senior Subordinated Notes due 2009 of the Company (the "Old Notes"), under the Indenture (as defined below).

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"); (ii) an executed copy of the Indenture, dated as of September 28, 1999 (the "Original Indenture"), between Unilab Finance Corp., a Delaware corporation ("Unilab Finance"), and HSBC Bank USA, as Trustee (the "Trustee"), as supplemented by the Supplemental Indenture, dated as of November 23, 1999 (the "Supplemental Indenture" and,
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together with the Original Indenture, the "Indenture"), among the Company,
Unilab Finance and the Trustee, each of which has been filed as an exhibit to the Registration Statement; (iii) the form of the Notes; (iv) the Certificate of Incorporation of the Company, as currently in effect; (v) the By-Laws of the Company, as currently in effect; (vi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Notes, the Indenture and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Indenture and the Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than the foregoing jurisdictions relating to Opined on Law or as to the effect of any such non opined law on the opinions herein stated.
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          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Notes and the Indenture and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which were identified to us by the Company as being material to it and which are listed as exhibits to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                     Very truly yours,

                                     /s/  SKADDEN, ARPS, SLATE,
                                      MEAGHER & FLOM LLP